UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 7, 2008
CHAD Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
California
(State or Other Jurisdiction of Incorporation)

1-12214	95-3792700
(Commission File Number)	(I.R.S. Employer Identification No.)
10200 Mason Avenue, Suite 114
Chatsworth, California 91311
(Address of Principal Executive Offices) (Zip Code)
(818) 882-0883
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 25, 2008, CHAD Therapeutics, Inc. (the “Company”) disclosed that it received a letter from the American Stock Exchange (“AMEX” or the “Exchange”) stating that the Company was not in compliance with Section 1003 of the AMEX Company Guide. On August 7, 2008, the Company responded to the Exchange’s letter indicating that after careful consideration, the Board of Directors of the Company determined that, at the present time, the Company is not in a position to regain compliance with the continued listing standards within the time frame required by the Exchange. Accordingly, the Company notified AMEX that it intends to voluntarily withdraw its common shares from listing on the Exchange, with such withdrawal to become effective after the close of the market on August 29, 2008.
     The Company expects to file a Form 25 with respect to the delisting with the Securities and Exchange Commission on or about August 18, 2008.
     A copy of the press release issued by the Company on August 7, 2008 regarding the delisting from the Exchange is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The exhibit listed below is being furnished with this Form 8-K.

Exhibit
Number	Description

99.1	Press Release, dated August 7, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAD Therapeutics, Inc.
Date: August 8, 2008	By:	/s/ Earl L. Yager
Earl L. Yager
Chief Executive Officer